Exhibit 5.1

[GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]

March 4, 2011

Standard Pacific Corp.

26 Technology Drive

Irvine, California 92618

Re:	Standard Pacific Corp.
Registration Statement on Form S-4

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-4 (the “Registration Statement”) of Standard Pacific Corp., a Delaware corporation (the “Company”), and certain direct and indirect wholly-owned subsidiaries of the Company listed as co-registrants thereto (each, a “Guarantor”, and collectively, the “Guarantors”), to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with: (1) the offering by the Company of up to $275,000,000 aggregate principal amount of its 8 3/8% Senior Notes due 2018 (the “2018 Exchange Notes”) and the guarantees of the Company’s payment obligations under the 2018 Exchange Notes by the Guarantors (the “2018 Guarantees”), in exchange for a like principal amount of the Company’s outstanding 8 3/8% Senior Notes due 2018 issued on December 22, 2010 (the “Outstanding 2018 Notes”) and the guarantees of the Company’s payment obligations under the Outstanding 2018 Notes by the Guarantors; and (2) the offering by the Company of up to $400,000,000 aggregate principal amount of its 8 3/8% Senior Notes due 2021 (the “2021 Exchange Notes,” and collectively with the 2018 Exchange Notes, the “Exchange Notes”) and the guarantees of the Company’s payment obligations under the 2021 Exchange Notes by the Guarantors (the “2021 Guarantees”), in exchange for a like principal amount of the Company’s outstanding 8 3/8% Senior Notes due 2021 (the “Outstanding 2021 Notes,” and collectively with the Outstanding 2018 Notes, the “Outstanding Notes”) and the guarantees of the Company’s payment obligations under the Outstanding 2021 Notes by the Guarantors. The 2018 Exchange Notes are being issued pursuant to the Indenture dated as of April 1, 1999 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association, Bank One Trust Company, N.A. and The First National Bank of Chicago), as trustee (the “Trustee”), as supplemented by the Fourteenth Supplemental Indenture dated as of May 3, 2010 (the “Fourteenth Supplemental Indenture”) and that certain Fifteenth Supplemental Indenture dated as of December 22, 2010 (the “Fifteenth Supplemental Indenture,” and together with the Base Indenture and the Fourteenth Supplemental Indenture, the “2018 Indenture”), among the Company, the Guarantors and the Trustee. The 2021 Exchange Notes are being issued pursuant to the Base Indenture, as supplemented by that certain Sixteenth Supplemental Indenture dated as of December 22, 2010 (the “Sixteenth Supplemental Indenture,” and together with the Base Indenture, the “2021 Indenture”), among the Company, the Guarantors and the Trustee. The 2018 Indenture, the 2021 Indenture and the Exchange Notes provide that they are governed by New York law.

In arriving at the opinions expressed below, we have examined the originals or copies certified or otherwise identified to our satisfaction as being true copies of the following documents and instruments:

(1)	the Base Indenture;

(2)	the Fourteenth Supplemental Indenture;

(3)	the Fifteenth Supplemental Indenture;

(4)	the Sixteenth Supplemental Indenture;

Standard Pacific Corp.

March 4, 2011

(5)	the Registration Statement; and

(6)	such other documents, corporate records, certificates of officers of the Company and the Guarantors and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions.

The documents referred to in paragraphs (1) through (4) are referred to herein as the “Documents.” As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company, the Guarantors and others. In our examination, we have assumed without independent investigation that the signatures on all documents examined by us are genuine, all individuals executing such documents had all requisite legal capacity and competency, the documents submitted to us as originals are authentic, and the documents submitted to us as copies conform to the originals.

Based upon the foregoing, and subject to the qualifications, exceptions, assumptions and limitations set forth herein, we are of the opinion that:

1.	With respect to the 2018 Exchange Notes, when the 2018 Exchange Notes are executed and authenticated in accordance with the provisions of the 2018 Indenture and issued and delivered in exchange for the Outstanding 2018 Notes in the manner described in the Registration Statement, the 2018 Exchange Notes will constitute valid and binding obligations of the Company.

2.	With respect to the 2021 Exchange Notes, when the 2021 Exchange Notes are executed and authenticated in accordance with the provisions of the 2021 Indenture and issued and delivered in exchange for the Outstanding 2021 Notes in the manner described in the Registration Statement, the 2021 Exchange Notes will constitute valid and binding obligations of the Company.

3.	With respect to the 2018 Guarantees, when the 2018 Exchange Notes are executed and authenticated in accordance with the provisions of the 2018 Indenture and issued and delivered in exchange for the Outstanding 2018 Notes in the manner described in the Registration Statement, each Guarantor’s 2018 Guarantee will constitute a valid and binding obligation of such Guarantor.

4.	With respect to the 2021 Guarantees, when the 2021 Exchange Notes are executed and authenticated in accordance with the provisions of the 2021 Indenture and issued and delivered in exchange for the Outstanding 2021 Notes in the manner described in the Registration Statement, each Guarantor’s 2021 Guarantee will constitute a valid and binding obligation of such Guarantor.

The opinions expressed above are subject to the following qualifications, exceptions, assumptions and limitations:

A.	We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York. This opinion is limited to the effect of the current state of the laws of the State of New York and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts after such time as the Registration Statement is declared effective.

B.	Our opinions are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

Standard Pacific Corp.

March 4, 2011

C.	We express no opinion regarding (i) the effectiveness of any waiver (whether or not stated as such) of, or any consent thereunder relating to, any unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (ii) the effectiveness of any waiver (whether or not stated as such) of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iii) the effectiveness of any waiver of stay, extension or usury laws; (iv) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (v) any waiver of the right to jury trial; (vi) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; (vii) the availability of damages or other remedies not specified in the Documents in respect of breach of any covenants (other than covenants relating to the payment of principal, interest, indemnities and expenses) or (viii) any provision that would require payment of any unamortized original issue discount (including any original issue discount effectively created by payment of a fee).

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ GIBSON, DUNN & CRUTCHER LLP